EXHIBIT 9.1

Lyons, NY – Lyons Bancorp, Inc.		For Immediate Release
Date:	August 10, 2021
Contact:	Barbara L. Hennessy, Marketing Director
315-828-6322
bhennessy@BankwithLNB.com

Lyons Bancorp Launches Discounted Common Stock Offering

Lyons Bancorp, Inc., the financial holding company and the parent of The Lyons National Bank, initiated a $9,958,780 common stock offering to its current common and preferred shareholders in the form of a Rights Offering on August 10th. The Company is offering up to 252,121 shares of common stock. Each shareholder is entitled to one subscription right for each 13 common shares and for each 13 shares of common stock underlying the Company’s Series “A” convertible preferred stock held as of the close of business on August 2, 2021. The Company is offering the shares at $39.50 per share, a 6% discount from the current trading price of Lyons Bancorp, Inc. common stock (stock symbol LYBC), as of the record date. Shareholders have until the close of business on September 8th to exercise their rights. In addition to their rights, the Company intends to offer any shares not sold during the Rights Offering to shareholders who fully participated in the Rights Offering through an oversubscription privilege. The Company also plans to offer any unsold shares in the Rights Offering to beneficial owners and other investors in a Supplemental Offering. Those shares are being offered at the same discounted price of $39.50. The final day to participate in the Supplemental Offering is the close of business, September 17, 2021.

“Giving our loyal shareholders an opportunity to add to their investment in Lyons Bancorp at a discounted price, is yet another way we say ‘thank you’ to the folks who have supported our growth over the past 2+ decades,” said Board Chairman Robert A. Schick. “This additional capital will help the Bank continue to grow in our current markets as well as provide us with the opportunity to enter new markets. While these are challenging times for many small businesses, of which we are one, we believe we have assembled a great leadership team and staff that will continue our growth and success for many years to come.”

Rights Offering and Supplemental Offering subscription forms are being mailed to all Lyons Bancorp common and preferred shareholders. Questions regarding the offering may be directed to Robert Schick or Carol Snook, the Company’s corporate secretary, at (315) 781-5007.

Lyons Bancorp, Inc. is the financial holding company for The Lyons National Bank. The Lyons National Bank is a community bank with offices in Lyons, Clyde, Macedon, Newark, Ontario and Wolcott in Wayne County; Jordan in Onondaga County; Canandaigua, Farmington and Geneva in Ontario County; Penn Yan in Yates County; Waterloo in Seneca County; Perinton in Monroe County; and Auburn in Cayuga County. The Lyons National Bank has one subsidiary, Lyons Realty Associates Corp.

LEGAL NOTICE

THIS PRESS RELEASE IS FOR INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER OR SALE OF THE SECURITIES REFERENCED HEREIN. AN OFFERING STATEMENT UNDER REGULATION A REGARDING THIS OFFERING HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”). THE SEC HAS QUALIFIED THAT OFFERING STATEMENT, WHICH ONLY MEANS THAT THE COMPANY MAY MAKE SALES OF THE SECURITIES DESCRIBED BY THE OFFERING STATEMENT. IT DOES NOT MEAN THAT THE SEC HAS APPROVED, PASSED UPON THE MERITS OR PASSED UPON THE ACCURACY OR COMPLETENESS OF THE INFORMATION IN THE OFFERING STATEMENT. THE OFFERING CIRCULAR THAT IS PART OF THE OFFERING STATEMENT IS AT: https://bankwithlnb.com/bancorp-circular-2021. YOU SHOULD READ THE OFFERING CIRCULAR BEFORE MAKING ANY INVESTMENT. NEITHER THE SUBSCRIPTION RIGHTS NOR THE SHARES OF COMMON STOCK ARE A DEPOSIT OR AN ACCOUNT OF OUR BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Forward Looking Information

Certain information set forth in this press release, together with any supplements and any other information that may be furnished to prospective investors by the Company in connection therewith, contains “forward-looking statements” and “forward-looking information” within the meaning of applicable United States securities laws (referred to herein as forward-looking statements). Except for statements of historical fact, certain information contained herein constitutes forward-looking statements which include but are not limited to statements related to activities, events or developments that Lyons Bancorp, Inc. expects or anticipates will or may occur in the future, statements related to the Company’s business strategies, objectives and goals, and management’s assessment of future plans and operations which are based on current internal expectations, estimates, projections, assumptions and beliefs, which may prove to be incorrect. Forward-looking statements can often be identified by the use of words such as “may”, “will”, “could”, “would”, “believe”, “expect”, “intend”, “potential”, “estimate”, “budget”, “scheduled, “plans”, “planned”, “forecast”, “goals”, and similar expressions or the negatives thereof. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements are based on a number of factors and assumptions made by management and considered reasonable at the time such information is provided, and forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

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